EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Parker Drilling Company (the Company) hereby certifies, to such officer’s knowledge, that:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the Report) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 02, 2012

/s/ Gary Rich

Gary Rich
President, Chief Executive Officer, and Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure statement.